Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund with information concerning the portion of the distributions made for February 28, 2025, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
February 28, 2025	HPI	John Hancock Preferred Income			41013W108
		Fund

				For the fiscal year-to-date period
	For the period 02/01/2025-02/28/2025			08/01/2024-02/28/20253
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0982		80%	0.6229	72%
Estimated Return of
Capital (1), (2)	0.0253		20%	0.2404	28%
Total per common share	0.1235		100%	0.8633	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0259 (21%) and $0.1813 (21%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund’s current fiscal year began on August 1, 2024, and will end on July 31, 2025.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund with information concerning the portion of the distributions made for April 30, 2025, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
April 30, 2025	HPI	John Hancock Preferred Income			41013W108
		Fund

				For the fiscal year-to-date period
	For the period 04/01/2025-04/30/2025			08/01/2024-04/30/20253
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0495		40%	0.8015	72%
Estimated Return of
Capital (1), (2)	0.0740		60%	0.3084	28%
Total per common share	0.1235		100%	1.1099	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0259 (21%) and $0.2331 (21%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund’s current fiscal year began on August 1, 2024, and will end on July 31, 2025.

If you have questions or need additional information, please contact your financial professional or call the Manulife John Hancock Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund with information concerning the portion of the distributions made for May 30, 2025, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
May 30, 2025	HPI	John Hancock Preferred Income			41013W108
		Fund

				For the fiscal year-to-date period
	For the period 05/01/2025-05/31/2025			08/01/2024-05/31/20253
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0915		74%	0.8917	72%
Estimated Return of
Capital (1), (2)	0.0320		26%	0.3415	28%
Total per common share	0.1235		100%	1.2332	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0259 (21%) and $0.2590 (21%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund’s current fiscal year began on August 1, 2024, and will end on July 31, 2025.

If you have questions or need additional information, please contact your financial professional or call the Manulife John Hancock Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund with information concerning the portion of the distributions made for July 31, 2025, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
July 31, 2025	HPI	John Hancock Preferred Income			41013W108
		Fund

				For the fiscal year-to-date period
	For the period 07/01/2025-07/31/2025			08/01/2024-07/31/20253
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0444		36%	1.0622	72%
Estimated Return of
Capital (1), (2)	0.0791		64%	0.4175	28%
Total per common share	0.1235		100%	1.4797	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0272 (22%) and $0.3255 (22%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund’s current fiscal year began on August 1, 2024, and will end on July 31, 2025.

If you have questions or need additional information, please contact your financial professional or call the Manulife John Hancock Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.